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                                                                 EXHIBIT 10.44

ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE
BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY ROSS TECHNOLOGY, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.


                           DEVELOPMENT AGREEMENT

      This Development Agreement (the "Agreement"), made this 25th day of June 1997 and effective as of April 1, 1997 (the "Effective Date"), is entered into by and between FUJITSU LIMITED, a Japanese corporation with its registered office at 1-1 Kamikodanaka 4-chome, Nakahara-ku, Kawasaki-shi, Kanagawa-ken, 211-88 Japan ("Fujitsu"), and ROSS TECHNOLOGY, INC., a Delaware corporation with its principal office at 5316 Highway 290W, Suite 500, Austin, Texas 78735-8930 U.S.A. ("Ross" and, together with Fujitsu, referred to collectively as the "Parties" and each individually as a "Party").

                                 RECITALS

      WHEREAS, Ross is developing a proprietary UltraSPARC(TM) compatible microprocessor known as Viper ("Viper");

      WHEREAS, Fujitsu desires to have the right, subject to the terms and conditions of this Agreement, to manufacture and sell Viper worldwide and to utilize Viper-related technology in the development of future generations of microprocessors and other products;

      WHEREAS, Fujitsu is willing to pay certain development costs for Viper and to sublicense to Ross certain rights to technology owned by Sun Microsystems, Inc. and licensed to Fujitsu which Ross desires to incorporate into Viper;

      NOW THEREFORE, in consideration of the foregoing and on the terms and conditions set forth herein, the Parties hereby agree as follows:

                                 AGREEMENT

1.    DEFINITIONS

      "Acceptance Criteria" has the meaning given such term in Section 6.1.

      "Affiliate" means, with respect to any Person (the "Specified Person"), any Person other than the Specified Person directly or indirectly controlling, directly or indirectly controlled by or under direct or indirect common control with, the Specified Person, provided that Ross and Fujitsu shall not be considered Affiliates of each other for the purposes of this Agreement. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

      "Confidential Information," with respect to a Party, means technical, business, marketing, planning and other information, ideas, materials or subject matter of such Party, including with respect to Ross information and data regarding Viper and with respect to Fujitsu and HaL information and data regarding a proprietary microprocessor architecture and related technology owned by HaL known as Denali, whether disclosed orally, in writing, in magnetic, photographic or other tangible form or otherwise, and whether disclosed by such Party or a third party, and designated (at or before the time of disclosure or, if disclosed orally, within thirty (30) days thereafter) as confidential or proprietary, including any information previously disclosed and subject to confidential treatment under the NDA. "Confidential Information" also includes, with respect to both Parties, the terms, conditions

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and existence of this Agreement and the Specifications. "Confidential
Information" does not include information, ideas, materials or other subject matter that (i) is or becomes generally known or available by publication, through commercial use or otherwise through no fault of the receiving Party and not, to the knowledge of the receiving Party, as a result of a breach of confidentiality by any party; (ii) was known by the receiving Party before receipt from the disclosing Party; (iii) is independently developed by the receiving Party without use of the disclosing Party's Confidential Information;
(iv) is lawfully obtained from a third party that has the right to make such disclosure; or (v) is required to be disclosed by a judicial order or decree of governmental law or regulation, provided that the receiving Party promptly notifies the disclosing Party of such requirement and reasonable opportunity is allowed by the receiving Party for the disclosing Party to file for or obtain a protective order or otherwise proceed to protect under applicable law the interests of the disclosing Party. Without limitation of the generality of, and notwithstanding, the foregoing, "Confidential Information" includes information related to product and marketing plans, designs, costs, business opportunities, personnel, research and development and knowhow of a Party or any Subsidiary, Affiliate, customer or supplier of such Party.

      "Deliverables" means the deliverables described in Exhibit B and other information, materials and subject matter that may be disclosed or provided by Ross to Fujitsu in furtherance of this Agreement, provided that with respect to documentation, only that documentation listed on Exhibit B shall be a "Deliverable" for purposes of this Agreement.

      "Deliverable Specifications" means the specifications for Deliverables other than the Product as set forth in Exhibit B or as otherwise agreed in writing between the Parties.

      "Derivative Product" means any modification, correction, addition, extension, upgrade, improvement or other form in which any Deliverable or the Product, or any idea, concept, technique, invention, creation, work, process, design or method embodied therein, may be recast, transformed or adapted, including, but not limited to, all works that incorporate any Intellectual Property Rights contained in any Deliverable or the Product.

      "Engineering Change Request" or "ECR" means request made by Fujitsu and agreed by Ross to add a material functional, electrical or physical aspect, or materially modify a functional, electrical or physical aspect, of the Product, after the Final Specifications have been finalized and approved, other than due to an Error.

      "Error" means (i) a defect in a Deliverable or the Product that causes it not to conform to the Specifications; or (ii) an error or deficiency in any documentation Deliverable that renders it materially inaccurate, materially erroneous or materially unreliable.

      "Existing Viper Technology" means the Viper Technology that is (1) protected under any patent existing on the Effective Date, (2) the subject of a patent application filed prior to the Effective Date, or (3) existing on the Effective Date, protectable under patent and described on Exhibit E, provided that a patent application is filed with respect to such technology within the period indicated on Exhibit E or such longer period as otherwise agreed in writing between the Parties.

      "FCS" means the first date that a product is available for shipment to customers for revenue.


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      "Final Specifications" means specifications delivered in accordance with
Section 5 and Exhibit A, including those as to functionality, performance, interoperability and functional features designed to enhance reliability, for the Product and the design of the Product agreed to in writing between the Parties, as modified from time to time in accordance with Section 5.

      "Fujitsu Technology" means the rights granted to Ross pursuant to Section 8.1(d). "Fujitsu V9 and UPA-1 Test Suites" means test programs developed by Fujitsu and/or HaL to verify the functionality of SPARC V9 processor implemented by Fujitsu and/or HaL.

      "HaL" means HaL Computer Systems, Inc., a Delaware corporation.

      "Intellectual Property Rights" means all intellectual property, industrial property and other intangible rights arising under the laws of any country, including without limitation all rights with respect to (i) patents and patent applications and similar rights (including utility patent, design patent and utility model rights and applications therefor), (ii) copyrights (including any renewals and extensions thereof), databases and mask works, and any applications, registrations and other rights with respect thereto, and (iii) trade secrets, knowhow, confidential information, and technology.

      "Licensable Viper Design Methodology" means those portions of the Viper Design Methodology described on Exhibit D-1 and those portions not described on Exhibit D-2.

      "NDA" has the meaning given such term in Section 14.17.


      "Non-Licensable Viper Design Methodology" means those portions of the Viper Design Methodology described on Exhibit D-2.

      "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a court, regulatory or administrative agency, or other governmental authority.

      "Pre-Viper Design Methodology" means the simulation environments, design environments, design tools, libraries, scripts, layout generators and test and checking tools developed by Ross before work began on the Viper Technology, including without limitation (a) that employed in the design and implementation of the Ross "Colorado" family of microprocessors, but not including any such environments, tools, libraries, scripts or generators employed in the design and implementation of the Viper Technology and (b) the Ross distributed system simulation environment.

      "Pre-Viper Technology" means (i) technology developed by Ross before work began on the Viper Technology, including without limitation that related to the Ross "Colorado" family of microprocessors, that is protected or protectable under any (1) patent, (2) mask work or (3) copyright law, and (ii) Pre-Viper Design Methodology.

      "Product" means (i) a single chip that incorporates the Viper Microprocessor Core and UPA, (ii) a processor module that incorporates such single chip, an L2 cache and other components, and (iii) an open boot program
(OBP) and power on self test (POST) software for Viper for Solaris, each designed to conform to the Specifications.

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**

      "Related Products" means any Derivative Product that incorporates (i) 90% or more of the Viper Microprocessor Core (excluding SRAM cell transistors within cache blocks) with external SPARC Instruction Set Architecture ("ISA") interface, (ii) a UPA-1 or UPA-2 interface (any version), and (iii) the process line width geometry (e.g. .25(micron)) utilized in the Product, provided that any Derivative Product that incorporates a shrink or other material change in process technology, a different processor/memory interface or a different external ISA interface would not be a "Related Product."

      "Schedule" means the timetable for services and delivery set forth in Exhibit A.

      "Services" has the meaning given such term in Section 2.1.

      "Software Sublicense Agreement" has the meaning given such term in Section 3.1(b).

      "Specifications" means the Deliverable Specifications and, until replaced by the Final Specifications, the Target Specifications.

      "Sublicense Agreement" has the meaning given such term in Section 3.1(a).

      "Subsidiary" means, with respect to any Person, any entity of which an aggregate of more than 50% of the voting securities of all classes or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are owned directly or indirectly by such Person.

      "Sun" means Sun Microsystems, Inc.

      "Sun License Agreement" means the Sun Microelectronics License Agreement (UPA Interconnect Architecture), dated July 25, 1996, by and between Sun and Fujitsu.

      "Sun Software License Agreement" means the Sun Microelectronics Software License Agreement, dated February 19, 1997, by and between Sun and Fujitsu.

      "Sun Technology" means the rights granted to Ross pursuant to the Sublicense Agreement, the Software Sublicense Agreement, **.

      "System" means an apparatus that integrates at least one CPU with other interconnected units, provided that the apparatus can execute operating system functions.

      "Tapeout" means the first design release for manufacturing.

      "Target Specifications" means specifications, including those as to functionality, performance, interoperability and functional features designed to enhance reliability, for the


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Product and the design of the Product set forth in Exhibit C and in the documents referred to therein.

      "Transferred Business" means any Person or other business unit that is an Affiliate of a Party and contains a business unit acquired from the other Party by the Party or any Affiliate on or before the Effective Date.

      "UPA-1" means the processor/memory bus architecture and specification developed and utilized by Sun in connection with its UltraSPARC-1 and UltraSPARC-2 microprocessors.

      "UPA-2" means the processor/memory bus architecture and specification developed by Sun, known internally at Sun as the "Safari" bus, which the Parties understand will be utilized by Sun in connection with its forthcoming UltraSPARC-3 microprocessor.

      "UPA" shall mean the UPA-1 unless Fujitsu and Ross jointly agree in writing that it shall mean the UPA-2.

      "Viper Design Methodology" means the simulation environments, design environments, design tools, libraries, scripts, layout generators and test and checking tools employed in the design and implementation of the Viper Technology.

      "Viper Microprocessor Core" means the processor core of a single chip "Product" which has the CPU features described in Exhibit C excluding the UPA bus interface and which is uniquely defined as the collection of schematics and layouts of a single chip "Product" excluding the UPA bus interface block.

      "Viper Technology" means the architecture, circuitry, logic, layout, packaging, and module design and specifications heretofore developed by or on behalf of Ross in connection with Viper or developed by or on behalf of Ross pursuant to this Agreement (including, without limitation the Product and all such items developed for, but not implemented in the Product), and all Intellectual Property Rights pertaining thereto. "Viper Technology" shall include any Pre-Viper Technology that is incorporated by Ross in the Product or used by Ross in the development of the Product but such Technology in the form it existed prior to such incorporation or use shall also be Pre-Viper Technology.

2.    ROSS DEVELOPMENT SERVICES

      2.1. Product Development. Ross hereby agrees to deliver the Deliverables and develop and complete the Product in conformance with the Specifications and the Schedule and to perform the other services described in this Agreement, in each case on the terms and conditions set forth in this Agreement (the "Services").

      2.2. Deliveries. Pursuant to Ross' commitment under Section 2.1, Ross hereby agrees to deliver to Fujitsu (1) the Deliverables in accordance with the Schedule and (2) at Fujitsu's reasonable request from time to time, copies of any work in progress, internal documentation and other materials related to the Deliverables or Product. Fujitsu agrees that the amount of time it will take Ross to fulfill any such request shall be taken into account in determining whether such request is reasonable, but Fujitsu shall have no obligation to agree to any modification of the Schedule other than as provided in Section 6.3. Unless otherwise



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agreed to by the Parties in writing, each Deliverable shall include any and all design documentation and diagnostic and testing materials relating to the Deliverable and other materials and information reasonably requested by Fujitsu, including, without limitation, any and all materials or information necessary for the design, development, implementation, assembly, testing, operation, modification or other use of the Deliverable, provided that failure to deliver any documentation relating to a Deliverable that is not in itself a Deliverable shall not constitute or be deemed a failure to deliver or a delay in delivery of such Deliverable for purposes of Section 6. Ross acknowledges that time is of the essence in providing the Deliverables to Fujitsu in accordance with the Schedule.

      2.3. Review. Fujitsu may conduct a reasonable number of periodic reviews, including reviews at Ross' premises, of the Product and the Deliverables. At Fujitsu's reasonable request, Ross will provide Fujitsu with written reports regarding its work on the Product in form and substance acceptable to both Fujitsu and Ross and with copies of any work in progress, internal documentation and related materials. Additionally, at Fujitsu's reasonable request, Ross will make presentations to Fujitsu regarding such work. Fujitsu agrees that the amount of time it will take Ross to fulfill any such request shall be taken into account in determining whether such request is reasonable, but Fujitsu shall have no obligation to agree to any modification of the Schedule other than as provided in Section 6.3. The Parties currently anticipate satisfying Fujitsu's information requirements through weekly status reports, and monthly schedule and quarterly review meetings. Fujitsu will pay Ross' reasonable travel expenses if Fujitsu requests that the presentation be made at a location outside the Austin, Texas area, provided that such expenses are approved in advance by Fujitsu.

      2.4.  Design Methodology.

            (a) Fujitsu agrees that Ross has no obligation under this Agreement to (i) customize or modify the Viper Design Methodology for any design environment other than that for which it was designed by Ross, (ii) provide any documentation for the Viper Design Methodology over and above that which is or was created for Ross' internal needs, or (iii) update or support the Viper Design Methodology or any associated documentation in the future. Notwithstanding the preceding sentence, Ross agrees to provide any new or updated Viper Design Methodology (together with any associated documentation) not previously provided to Fujitsu at the same time it delivers any Deliverable to Fujitsu and to provide a final, complete set of Viper Design Methodology to Fujitsu upon FCS. Following FCS, Ross shall have no obligation to provide any Viper Design Methodology to Fujitsu.

            (b) Fujitsu shall be entitled to receive any Pre-Viper Design Methodology (other than the Ross distributed system simulation environment) that is employed in the design and implementation of the Viper Technology. Upon request therefor by Fujitsu and following mutual consultations in good faith, Ross agrees to provide any such Pre-Viper Design Methodology to Fujitsu and such Pre-Viper Design Methodology shall thereupon become Non-Licensable Viper Design Methodology.

            (c) If Fujitsu reasonably believes that a grant of a license to any Non-Licensable Viper Design Methodology (except for any such Viper Design Methodology that was once Pre-Viper Design Methodology) is necessary for the exercise by any Person to whom Fujitsu has granted a license in the New Technology of the other rights granted to such




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Person pursuant hereto, upon the request of Fujitsu and subject to the written consent of Ross, which shall not be unreasonably withheld, such Non-Licensable Viper Design Methodology shall become Licensable Viper Design Methodology.

      2.5. UPA-2. In the event that the Parties agree that the Product will be UPA-2 rather than UPA-1 based or agree that the Services shall include the development of a UPA-2 based product in addition to the Product, the Parties will discuss in good faith amendments to this Agreement, including to the Schedule, the Deliverables, the Specifications and the payments to be made against delivery of the Deliverables in order to implement such change or addition. Fujitsu acknowledges that such change or addition may require expenses and payments in addition to those provided hereunder.

3.    FUJITSU CONTRIBUTIONS

      3.1.  Sun Sublicenses.

            (a) Fujitsu agrees to grant Ross a sublicense of certain license rights granted to Fujitsu pursuant to the Sun License Agreement for use by Ross in performance of the Services and in the development, manufacture, marketing and sale of the Product and Derivative Products. Such sublicense shall be conditioned upon (a) execution of a sublicense agreement between Fujitsu and Ross substantially in the form attached hereto as Attachment 1 (the "Sublicense Agreement") and (b) the payment by Ross to Fujitsu of any applicable per-copy royalty fee payable pursuant to the Sun License Agreement, as amended, with respect to any Products or Derivative Products manufactured, marketed or sold by Ross that incorporate the licensed rights. Fujitsu hereby waives any license fee that might otherwise be payable by Ross with respect to the Sublicense Agreement.

            (b) Fujitsu agrees to grant Ross a sublicense of certain license rights granted to Fujitsu pursuant to the Sun Software License Agreement for use by Ross in performance of the Services and in the development, manufacture, marketing and sale of the Product and, to the extent permitted by the Sun Software License Agreement, Derivative Products. Such sublicense shall be conditioned upon (a) amendment of the Sun Software License Agreement to incorporate license rights sufficient to permit the manufacture, marketing and sale of the Products by Ross and, to the extent permitted by the Sun Software License Agreement, Derivative Products, (b) execution of a sublicense agreement between Fujitsu and Ross in a form reasonably acceptable to Fujitsu (the "Software Sublicense Agreement") and (c) the payment by Ross to Fujitsu of any applicable license fee and/or per-copy royalty fee payable pursuant to the Sun Software License Agreement, as amended, with respect to any Products or Derivative Products manufactured, marketed or sold by Ross that incorporate the licensed rights. To the extent permitted by Sun, Fujitsu agrees to pass through to Ross in the Software Sublicense Agreement any representations and warranties or indemnities with respect to the Sun Technology provided by Sun pursuant to the Software License Agreement. If the Sun Software License Agreement does not permit Fujitsu to sublicense Ross for all Ross Derivative Products, Fujitsu agrees to seek, in good faith, an amendment to the Sun Software License Agreement permitting such sublicense but shall have no obligation to obtain such amendment.

            (c) **



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            (d) **


            (e) **


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            (f) ** In the event that Ross ceases to be a Subsidiary of Fujitsu, the continuation of any sublicense already executed or agreed to between Fujitsu and Ross shall be subject to the terms of the applicable agreement between Fujitsu and Sun.

            (g) Any per-copy royalty fees payable by Ross to Fujitsu or by Fujitsu to Ross pursuant to the terms of this Section 3.1 or the terms of the Sublicense Agreement, Software Sublicense Agreement, ** shall be in reimbursement of, and shall not exceed, the per-copy royalty fees then payable to Sun by Fujitsu or Ross, as the case may be, pursuant to the corresponding master license agreement.

      3.2. Subcontractor. Fujitsu may, in its sole discretion, elect to engage HaL as a subcontractor to assist Fujitsu in the performance of its obligations hereunder. In the event Fujitsu does so engage HaL, it shall enter into a subcontract agreement with HaL on terms and conditions consistent with the terms and conditions hereof (including as to restrictions on the disclosure of Confidential Information) (the "Subcontract Agreement"). Fujitsu agrees to cause HaL to comply with the terms and conditions of the Subcontract Agreement. Any specific reference in this Agreement to HaL shall be deemed to be to HaL as a subcontractor of Fujitsu.

      3.3. Engineers. At the request of Ross, Fujitsu will consider making available to Ross, to assist in performance of the Services, Fujitsu and/or HaL engineers familiar with the SPARC architecture and with the development of SPARC-compatible microprocessors. The decision to make such engineers available will be made by Fujitsu and HaL, in their sole discretion, after consultation with Ross, and will reflect, among other things, the staffing constraints, if any, faced by HaL or Fujitsu with respect to its separate development projects from time to time. Any engineers will be made available on terms to be mutually agreed in writing after consultation among Fujitsu, HaL, and Ross and such engineers, to the extent they are assisting Ross in the performance of the Services, shall be subject to the direction and control of Ross unless otherwise agreed. No dispatch by Fujitsu or HaL of engineers to Ross will modify in any respect Ross' sole responsibility for performing the Services and completing and delivering the Deliverables and the Product on the terms provided herein.



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      3.4.   Other Services.

            (a) Fujitsu may, in its sole discretion, elect to conduct alpha-site system verification. In the event that Fujitsu becomes an alpha-site, it will provide to Ross, without charge, the complete results of such verification and debugging as Fujitsu elects to perform in its sole discretion.

            (b) At the request of Ross, Fujitsu may, in its sole discretion, elect to provide system test vehicles and system development boards for the Product. In the event that Fujitsu so elects it may elect to charge Ross separately, on terms to be mutually agreed in writing between the Parties, for such system test vehicles and system development boards.

4.    PAYMENT

      4.1.  Payment for Deliverables.

            (a) Fujitsu shall pay the amount set forth in Exhibit A for each Deliverable by the twentieth (20th) day of the calendar month following the month in which Fujitsu accepts such Deliverable, provided that if such Deliverable is accepted after the twentieth (20th) day of any calendar month Fujitsu shall pay the amount by the twentieth (20th) day of the calendar month which is two months after the month in which Fujitsu accepts such Deliverable. Any amount due from Fujitsu hereunder that is more than thirty (30) days late shall bear interest from the due date until the date of actual payment at the rate of nine percent (9%) per annum compounded semiannually. Once due and payable by Fujitsu, each of the amounts set forth in Exhibit A shall, subject to the terms hereof, be payable and non-refundable even in the event of Ross' failure to deliver, or Fujitsu's failure to accept or rejection of, any subsequent Deliverable.

            (b) Fujitsu's payment obligations will be subject to receipt by Fujitsu of an invoice from Ross referencing this Agreement and setting forth the correct amount owed by Fujitsu. Such invoices shall be forwarded by Ross to Fujitsu by facsimile to the address set forth for notices in Section 14.11.

            (c) Ross acknowledges that it has been informed by Fujitsu that the payment terms set forth in subsections(a) and (b) above are the standard payment terms within Fujitsu but that such terms may be altered in certain circumstances. Fujitsu agrees with respect to the first and second Deliverables listed in the Schedule to use its best efforts to pay the respective amounts set forth in the Schedule for such Deliverable no later than, in the case of the first Deliverable, the seventh (7th) day, and, in the case of the second Deliverable, the fourteenth (14th) day, after acceptance of such Deliverable.

      4.2.  Engineering Change Requests.

            (a) Any ECRs will be charged separately to Fujitsu by Ross on an itemized statement at the rate of $20,000 per man-month (or a pro rata charge for any fraction thereof) plus materials at cost and travel expenses, if any. If special CAD tools or other software or hardware applicable to the ECR must be acquired by Ross for the implementation of the ECR, the purchase of any such tools or hardware shall be pre-approved by Fujitsu in writing and Fujitsu and Ross will separately agree, in advance in writing, on an item by item

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basis, on the allocation of the cost of such tools or hardware (and any ownership or other rights of the Parties with respect thereto) between the Parties.

            (b) Ross shall forward to Fujitsu invoices referencing this Agreement and setting forth the amount of charges attributable to ECRs and related expenses after Ross' receipt of Fujitsu's written notice of acceptance of the corresponding ECRs. Such invoices shall be forwarded by Ross to Fujitsu by facsimile to the address set forth for notices in Section 14.11. Fujitsu shall pay any invoiced amounts by the twentieth (20th) day of the calendar month following the month in which Fujitsu receives the Ross invoice, provided that if such invoice is received after the twentieth (20th) day of any calendar month Fujitsu shall pay any invoiced amount by the twentieth (20th) day of the calendar month which is two months after the month in which Fujitsu receives the Ross invoice.

5.    SPECIFICATIONS

      The Parties shall develop and agree on detailed Final Specifications in accordance with the Schedule. The Final Specifications shall be based on, and not inconsistent with, the Target Specifications, which the Parties acknowledge are less detailed than the Final Specifications but are otherwise final in all material respects (except as otherwise provided in Exhibit C) as of the date of this Agreement. Ross shall have primary responsibility for identifying and documenting all features which are to incorporated into the Final Specifications. Fujitsu agrees to provide Ross with reasonable assistance and input regarding the development of the Final Specifications and to approve the Final Specifications in accordance with the Schedule. Once delivered and accepted hereunder, the Final Specifications shall be final in all material respects, subject to such minor modifications as may be required to efficiently implement the intended functions and performance characteristics of the Product, and shall replace the Target Specifications. Ross' budget for performance of the Services hereunder includes the cost of implementing such minor modifications from time to time, but does not include the cost of implementing any ECRs, which costs shall be charged in accordance with Section 4.2.

6.    ACCEPTANCE AND REJECTION OF DELIVERABLES

      6.1. General. The following procedures shall apply to the acceptance or rejection of any Deliverable:

            (a) Initial delivery of a Deliverable (the "Initial Deliverable") will occur when Ross delivers to a site in the United States or Japan designated by Fujitsu a Deliverable that Ross reasonably determines to conform to the applicable Specifications therefor and that is in a form appropriate for review and, if applicable, testing by Fujitsu, accompanied by a written statement listing the items delivered and stating that they are ready for Fujitsu's review and, if applicable, acceptance testing. Fujitsu, with the assistance of Ross if requested by Fujitsu, will review and, if applicable, test each Deliverable upon delivery to determine, in accordance with the acceptance criteria specified for such Deliverable on attached Exhibit B (the "Acceptance Criteria"), whether the Deliverable conforms to the Specifications for such Deliverable. Within the period specified for review of each Deliverable by Fujitsu on Exhibit B, Fujitsu will provide Ross with either written acceptance of such Deliverable or a statement of Errors to be corrected or changed. The first shipment by Fujitsu of the Product for revenue shall constitute final acceptance of the Product.


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            (b) Ross will promptly correct the Errors in any Deliverable set forth in the statement of Errors and redeliver the Deliverable (a "Subsequent Deliverable") to Fujitsu within fifteen (15) Fujitsu business days, or such longer period as is reasonably required to correct such Error (not to exceed seventy-five (75) business days in the aggregate) or as Fujitsu and Ross otherwise agree is reasonable under the circumstances. Fujitsu will, within fifteen (15) business days after such redelivery or such other period as is set forth opposite such Deliverable in Exhibit B, provide Ross with either written acceptance or another statement of Errors. The procedure set forth in Section 6.1(a) and this Section 6.1(b) will be repeated until Fujitsu accepts the Deliverable, agrees to an alternative acceptance arrangement with Ross, or terminates this Agreement pursuant to Section 6.2.

      6.2.  Rejection.

            (a) Ross will have at least five opportunities to correct each Error in a Deliverable, provided that the time expended to correct such Error shall not exceed seventy-five (75) business days in the aggregate. If, after five attempts, Ross fails to deliver a Deliverable that either (i) contains no Errors or otherwise meets the Acceptance Criteria or (ii) is nonetheless acceptable to Fujitsu, Fujitsu may terminate this Agreement for cause pursuant to Section 13.2, or may continue to permit Ross to correct the Deliverable. Fujitsu's election to continue permitting Ross to correct a Deliverable will not affect Fujitsu's right to terminate this Agreement in accordance with this Section 6.2(a) if thereafter a Subsequent Deliverable has Errors.

            (b) Ross will inform Fujitsu as soon as possible if it believes it will not be able to deliver a Deliverable, whether an Initial Deliverable or a Subsequent Deliverable, on time. For each Deliverable that is delivered more than thirty (30) days late (after adjustment for any Schedule modification pursuant to Section 6.3) and for which there is an applicable milestone payment, Ross will accrue a late delivery penalty equal to ten percent (10%) of such milestone payment. In addition, if a Deliverable is more than one hundred and twenty (120) days late (after adjustment for any Schedule modification pursuant to Section 6.3), Ross will accrue a late delivery penalty equal to an additional ten percent (10%) and Fujitsu may, in its discretion, terminate this Agreement pursuant to Section 13.2. For purposes of this Section 6.2(b), a Deliverable will not be deemed delivered until accepted by Fujitsu after any corrections required pursuant to Section 6.1, provided that if such Deliverable is ultimately accepted by Fujitsu the period of Fujitsu's evaluation and acceptance testing of such Deliverable shall not be counted in the respective thirty and one hundred and twenty day periods.

            (c) All accrued late delivery penalties shall be payable by Ross to Fujitsu at the time the final payment is due from Fujitsu hereunder (whether on final acceptance of the Product or earlier termination). Such late delivery penalties may be reduced as follows:

                  (i) if FCS occurs in accordance with the Schedule, no late penalty shall be payable for any Deliverable;

                  (ii) if Ross delivers the next subsequent Deliverable (the "Next Deliverable") to a late Deliverable (the "Late Deliverable") on or before the date set for delivery of the Next Deliverable on the Schedule, no late delivery penalty shall be payable for the Late Deliverable;

                  (iii) subject to subsection(iv) below, if the Next Deliverable is also late but is not as late as the Late Deliverable, then the late delivery penalty for the Late Deliverable shall be reduced by multiplying such late delivery penalty by a fraction (i) the numerator of which is the number of days by which the Next Deliverable was late and (ii) the denominator of which is the number of days by which the Late Deliverable was late, provided that Fujitsu shall still be entitled to charge any late delivery penalty otherwise applicable to the Next Deliverable; and

                  (iv) if FCS does not occur in accordance with the Schedule but is not as late as a Late Deliverable or the applicable Next Deliverable, then subsection (iii) shall not apply and the late delivery penalty for such Late Deliverable shall instead by reduced by multiplying such late delivery penalty by a fraction (i) the numerator of which is the number of days by which FCS was late and (ii) the denominator of which is the number of days by which the Late Deliverable was late.

            (d) Fujitsu shall be obligated to act reasonably and in good faith in failing to accept or rejecting any Deliverable pursuant to this Agreement.

      6.3.  Modification of Schedule.

            (a) If Ross believes that a modification of the Schedule is appropriate because of problems or events beyond Ross' reasonable control, Ross may request a modification of the Schedule without the reduction of milestone payments. Fujitsu will consider such a request in good faith, taking into account all relevant factors, including the reasons for the requested modification, Fujitsu's own schedule requirements and Ross' diligence in performing the Services. In no event, however, will Fujitsu be obligated to agree to any such request (or to a related waiver of or modification in the reduction of milestone payments) or to consider increasing the milestone payments to Ross.

            (b) If Fujitsu submits an ECR to Ross which Ross reasonably believes will require a modification to the Schedule, the Parties shall discuss in good faith and agree on the required modification. Fujitsu acknowledges that the implementation of an ECR may result in Schedule changes due to design changes and dependencies and resource conflicts.

7.    SUPPORT

      7.1.  Error Correction and Support.

            (a) Ross will provide Fujitsu with technical assistance relating to the Deliverables and the Product from and after the delivery of the first Deliverable on the terms and conditions set forth in this Section 7.1. Such support will include correcting promptly any Errors in the Deliverables and the Product, supplying corrections to Fujitsu in a timely fashion and correcting and updating any documentation ("Error Corrections"), and conducting failure analysis, providing software patches and answering questions that Fujitsu may have regarding the Deliverables and the Product ("Other Support"). Following final acceptance by Fujitsu of the Product, support shall no longer be provided with respect to any Deliverable other than the Product except to the extent any such Deliverable is not superseded by the Product.

            (b)   Ross shall provide the following support to Fujitsu:

                  (i) prior to final acceptance of the Product, Ross will provide Fujitsu with Error Corrections and Other Support free of charge;

                  (ii) after final acceptance of the Product, if Fujitsu or any of its Affiliates purchase Products or Derivative Products from Ross, Ross shall provide Error Corrections for such Products or Derivative Products to Fujitsu on the terms and conditions set forth in the purchase agreements for such Products or Derivative Products;

                  (iii) after final acceptance of the Product, if Fujitsu and its Affiliates manufacture the Product or a Derivative Product and Fujitsu and Ross reasonably agree on Error Corrections to be made, Ross shall provide such Error Corrections to Fujitsu at half of the costs actually incurred by Ross in providing such Error Corrections, provided that Ross shall have no obligation to make Error Corrections not agreed by Ross and Fujitsu shall have no obligation to pay for Error Corrections not agreed by Fujitsu and, provided further, that subsection (ii) above shall apply, in lieu of this subsection (iii), to any Error Corrections required for Products or Derivative Products purchased by Fujitsu from Ross;

                  (iv) for the first twelve (12) month period following final acceptance of the Product, (i) Ross shall provide up to 20 hours per month of Other Support without charge, (ii) Ross shall provide an additional 140 hours per month of Other Support on Ross' standard terms for the provision of comparable technical support to third parties, as in effect from time to time, and (iii) the Parties shall separately agree on the terms of any Other Support beyond 160 hours per month; and

                  (v) during the second and third twelve (12) month periods following final acceptance of the Product, Ross shall provide up to 160 hours per month of Other Support on Ross' standard terms for the provision of comparable technical support to third parties, as in effect from time to time.

            (c) Unless otherwise agreed between Ross and Fujitsu, any support to be provided to Fujitsu pursuant to this Section 7.1 shall be provided only to the processor group of Fujitsu which will in turn provide support to any other group of Fujitsu, except when the processor group reasonably determines that it is not appropriate for it to act as an intermediary in the provision of such support. Ross shall have no obligation to provide any technical assistance or support other than as specifically set forth in this Section 7.1 or elsewhere in this Agreement or after any termination of this Agreement.

      7.2. Training. The Parties agree that Ross shall train, in Austin, without charge one engineer designated by Fujitsu to provide support functions within Fujitsu related to the Deliverables and the Product (in addition to the support to be provided by Ross pursuant to Section 7.1). Fujitsu agrees to provide at its expense a file server and workstations, together with any necessary third party software licenses, at Ross with sufficient capacity to sustain the transfer to Fujitsu of the Deliverables and to be used for the acceptance of the Deliverables and Product, training and support functions.

      7.3. Disclosure. At any time after final acceptance by Fujitsu of the last of the Deliverables accepted by Fujitsu, Ross and Fujitsu will each promptly disclose to the other Party in writing at no charge any Errors, including, but not limited to, problems with functionality or performance, in such Deliverables or the Product of which such Party becomes aware.

8.    OWNERSHIP RIGHTS AND LICENSE

      8.1.  Joint Ownership and License.

            (a) All right, title and interest in the Specifications, Deliverables and Product to the extent created, conceived or developed by Ross pursuant to this Agreement (including any discoveries created, conceived or developed by Ross in consultation with Fujitsu) or by Fujitsu and/or HaL engineers working with Ross pursuant to Section 3.3, including, but not limited to, (i) the Licensable Viper Design Methodology (ii) all modifications and additions (including Error corrections) to the Specifications, Deliverables and Product (including any prototypes, work in progress, documentation or other materials related thereto) made during the term of this Agreement, (iii) worldwide ownership of all Intellectual Property Rights with respect to the Specifications, Deliverables and Product (including any prototypes, work in progress, documentation or other materials related thereto) and (iv) any ideas, concepts, techniques, inventions, creations, works, processes, designs or methods that are embodied therein or that are necessary for the design, development, implementation, assembly, testing, operation, modification or other use thereof, (but expressly excluding the Non-Licensable Design Methodology, the Existing Viper Technology, the Pre-Viper Technology, the Sun Technology and the Fujitsu Technology) (collectively, the "New Technology"), is hereby vested equally in Ross and Fujitsu as joint owners and each Party hereby assigns, and agrees to assign, to the other Party an irrevocable, worldwide, nonexclusive, perpetual, royalty-free undivided fifty percent (50%) interest in and to all of the New Technology without any obligation to account to or obtain the consent of the other Party for the exercise of any rights by a Party, the grant of any license by a Party or otherwise with respect to the New Technology except as follows:

      **

                  (iv) neither Party shall, without the prior written consent of the other Party, sell, convey, transfer or assign, in whole or in part, its ownership interest in the New Technology.

      For the avoidance of doubt, following the sixth anniversary of the execution of this Agreement, each Party shall have the unrestricted right to grant licenses of the New Technology without any obligation to provide payment in connection with any such license to the other Party.

            (b) All right, title and interest is hereby vested equally in Ross and Fujitsu as joint owners and each Party hereby assigns, and agrees to assign, to the other Party an irrevocable, worldwide, nonexclusive, perpetual, royalty-free undivided fifty percent (50%) interest in and to all of the Non-Licensable Viper Design Methodology without any obligation to account to or obtain the consent of the other Party for the exercise of any rights by a Party or otherwise with respect to the Non-Licensable Viper Design Methodology, except that neither Party shall have the right to grant a license in the Non-Licensable Viper Design Methodology to any Person.

            (c) Fujitsu acknowledges that, as between Ross and Fujitsu, Ross is the sole owner of the Existing Viper Technology and the Pre-Viper Technology. Ross hereby grants to Fujitsu an irrevocable, worldwide, nonexclusive, nontransferable, perpetual, royalty-free license to make, use, sell, reproduce, modify, prepare Derivative Products thereof, and distribute Products and Derivative Products thereof incorporating the Existing Viper Technology, with the right to grant sublicenses of such rights in connection with licenses of the New Technology, except as such rights are limited pursuant to this Section 8.

Ross agrees not to grant a license in the Existing Viper Technology except with the prior written consent of Fujitsu or in connection with a license of the New Technology. For the avoidance of doubt and subject to the terms of any other agreement between the Parties with respect to the Pre-Viper Technology, the Parties agree that Ross shall have the right to exploit the Pre-Viper Technology without restriction (including without limitation the right to create derivative works and the right to grant licenses thereof on such terms as Ross may determine in its sole discretion, provided that the creation of any such derivative work or the grant of any such license by Ross shall constitute a representation by Ross that such derivative work is not a Derivative Product or such license is not a license of Viper Technology, as the case may be) and Ross does not hereby grant any rights to Fujitsu in the Pre-Viper Technology.

            (d) Ross acknowledges that, as between Ross and Fujitsu, Fujitsu is the sole owner of the Fujitsu V9 and UPA-1 Test Suites. Fujitsu hereby grants to Ross an irrevocable, worldwide, nonexclusive, nontransferable, perpetual, royalty-free license to use the Fujitsu V9 and UPA-1 Test Suites in the development or manufacture of Products and Derivative Products thereof, with the right to grant sublicenses of such rights in connection with licenses of the New Technology, except as such rights are limited pursuant to this Section 8. Ross shall be responsible for modifying the Fujitsu V9 and UPA-1 Test Suites for the Ross environment and Fujitsu shall provide without charge reasonable support to enable Ross to do so and to utilize the Fujitsu V9 and UPA-1 Test Suites.

            (e) All right, title and interest in the New Technology, including any work in progress, prototypes, internal documentation and other materials related thereto, and any ideas, concepts, techniques, inventions, creations, works, processes, designs or methods intended to be embodied therein, shall vest jointly in the Parties when and as created, conceived or developed, without the need for any further act by either Party, and whether or not delivered hereunder, and regardless of which Party created, conceived or developed the New Technology. Each Party will take all steps necessary (i) to convey to the other Party joint ownership rights in the New Technology, including executing or causing to be executed assignments and all other instruments and documents as the other Party may consider necessary or appropriate to carry out the intent of this Section 8.1(e) and, (ii) subject to Section 8.4, to establish, evidence, maintain, defend and enforce the Intellectual Property Rights therein.

      8.2. Derivative Products. Notwithstanding Section 8.1, all right, title and interest in any Derivative Product developed by either Party after the acceptance by Fujitsu of the Product or earlier termination of this Agreement, including, but not limited to, worldwide ownership of all Intellectual Property Rights embodied in such Derivative Product, other than the Existing Viper Technology, the Fujitsu Technology, the New Technology, the Pre-Viper Technology, the Viper Design Methodology and the Sun Technology, shall belong solely to the Party developing such Derivative Product. Neither Party shall have the obligation to grant a license in any such Derivative Product to the other Party. If Fujitsu begins the design or tapeout of a Derivative Product prior to its final acceptance of the Product, it shall do so at its own risk. The limitations set forth in Section 8.3 with respect to the sale and distribution of the Product shall not apply to Derivative Products other than Related Products.

      8.3.  Right to Distribute Product and Derivative Products.

            (a) Without limiting the generality of Section 8.1, each Party shall have the right to make, use, sell, reproduce, modify, and distribute without restriction hereunder (i) any Derivative Product developed by such Party other than a Related Product and, (ii) except as set forth in Section 8.3(b), the Product and any Related Products, with, in either case, no obligation of payment to the other Party except as provided in Section 3.1.

            (b) Subject to Section 13.4, the following limitations shall apply to the sale of Products and Related Products:

                  (i) Fujitsu shall have the exclusive right to sell Products and UPA-1-based Related Products internally to itself and its Affiliates.

                  (ii) Ross shall have the exclusive right to sell Products and Related Products other than Systems to all third parties, other than Fujitsu and its Affiliates, provided that Fujitsu shall have the non-exclusive right to sell Products and UPA-1-based Related Products to customers of Fujitsu and its Affiliates as upgrades to systems purchased in Japan from Fujitsu or its Affiliates.

                  (iii) Notwithstanding the provisions of Sections 8.3(b)(i) and 8.3(b)(ii), both Parties shall have the right to sell Systems (including without limitation Systems incorporating Products or Related Products) to any Person.

                  (iv) If either Party does not complete a UPA-2 based Related Product within two (2) years after FCS of the Product (or, in the event the Services are not completed, within three (3) years after Tapeout of the Product) and the other Party does complete a UPA-2 based Related Product within such period, the other Party shall not be subject to the restrictions of this Section 8.3(b) with respect to its UPA-2 based Related Product. For purposes of this Section 8.3(b)(iv), "completion" of a UPA-2 based Related Product shall mean FCS of that Related Product.

            (c) Notwithstanding the provisions of Section 8.1(a), the Parties shall have the right to grant such licenses in the New Technology (and corresponding sublicenses in the Existing Technology and the Fujitsu Technology) to end users in connection with the sale of Products or Derivative Products as are reasonably required in connection with the use of the Products or Derivative Products, as the case may be.

            (d) Fujitsu may elect, in its sole discretion, to purchase from Ross any Products or Related Products that Ross is currently manufacturing for commercial sale or to permit any of its Affiliates to do so. In the event that Fujitsu or its Affiliates wish to purchase Products or Related Products from Ross, Ross agrees to sell Products or Related Products to Fujitsu and its Affiliates on a most favored customer basis, subject to Ross' prior commitments to other customers. The terms and conditions of such sales shall be subject to a separate purchase agreement to be negotiated between Fujitsu and Ross.

      8.4.  Protection of Intellectual Property Rights; Cooperation.

            (a) The Parties agree to cooperate to obtain, maintain, protect, enforce and defend (collectively, "Protect") all Intellectual Property Rights in the New Technology (the

"Co-Owned Intellectual Property"). Each Party shall give the other Party all reasonable assistance in obtaining such proprietary rights protection and in preparing and prosecuting any patent, copyright, mask work or other filing or application made by the other Party. The Parties shall share on a 50-50 basis the expenses of obtaining such protection and preparing and prosecuting such filings and applications in all jurisdictions, in accordance with the Intellectual Property Protection Plan.

            (b) No later than September 30, 1997, Ross shall submit to Fujitsu for its approval a plan for the protection of the Co-Owned Intellectual Property in the United States and outside of the United States and Japan, and Fujitsu shall submit to Ross for its approval a plan for the protection of the Co-Owned Intellectual Property in Japan (such plans collectively, the "Intellectual Property Protection Plan"). The Intellectual Property Protection Plan will, among other things, provide for each Party to provide periodic updates to the other on its efforts in obtaining and maintaining such protection, for coordination of filings of the same applications in multiple countries and for the Parties to discuss as needed any changes to the Plan. The Intellectual Property Plan will be modified and updated as needed on a quarterly basis to reflect new inventions, new filings and other relevant changes. Subject to each Party complying with such plan and acting diligently to protect the interests of both Parties in the Co-Owned Intellectual Property, Ross shall have the exclusive right to apply or register for any relevant form of legal protection (including patent or copyright protection) for the Co-Owned Intellectual Property in the United States, Fujitsu shall have such rights in Japan and the Parties shall share such rights outside of the United States and Japan in accordance with the Intellectual Property Protection Plan.

            (c) Ross and Fujitsu shall also have the exclusive right to bring infringement actions or proceedings in the United States and Japan, respectively, against a third party with respect to the Co-Owned Intellectual Property. Each Party agrees to notify the other Party in writing upon its discovery of any unauthorized use or infringement of the Co-Owned Intellectual Property. If the Party with the right to bring such action fails to exercise its right to bring an infringement action or proceeding against any third party within a reasonable time after discovery of any unauthorized use or infringement of the Co-Owned Intellectual Property by such Party or delivery of such notice by the other Party, or fails to diligently pursue such cause of action, the Parties agree to meet in good faith to agree upon an appropriate course of action. In the event that the Parties do not reach an agreement within thirty
(30) days of beginning such discussions, the Party without the right to bring the cause of action shall have the right to demand that the other Party bring or diligently pursue such cause of action. In the event that the Party with the right to bring the cause of action continues to fail to do so (or continues to fail to diligently pursue such cause of action), the right to such cause of action shall be deemed assigned to the other Party. In such event, the other Party may pursue such cause of action at its sole cost and expense and may retain for its own account any and all amounts recovered.

      8.5. Non-Assertion. Fujitsu agrees not to sue or bring any judicial, administrative or other proceeding of any kind against Ross, its Subsidiaries, its joint development partner granted a license pursuant to Section 8.1(a)(i)(A) or end-users for infringement of Fujitsu Patents on account of the performance, during the Immunity Period, of the Services or the manufacture, use, sale or distribution, during the Immunity Period, of the Product or, with respect to the same Fujitsu Patents as those that may be utilized in the Product or in any technology that the Parties agree is Viper Technology, any Derivative Product fifty percent (50%) or more of which (including the Viper Microprocessor Core if incorporated therein) was designed by Ross or its Subsidiary. "Fujitsu Patents" means all patents and patent applications throughout the world owned directly or beneficially by Fujitsu at any time prior to the final acceptance of the Product or earlier termination of this Agreement, and the "Immunity Period" shall commence on the Effective Date and shall terminate on the tenth anniversary of the date of execution of this Agreement.

9.    RIGHT TO DEVELOP INDEPENDENTLY

      Nothing in this Agreement will impair either Party's right to acquire, license, develop for itself or have others develop for it similar products or technology performing the same or similar functions as the product or technology contemplated by this Agreement, or to market and distribute such similar products or technology in addition to, or in lieu of, the Product and its Derivative Products; provided that such Party shall at all times comply fully with the confidentiality and limited use provisions and any other applicable covenants contained in this Agreement.

10.   WARRANTIES AND INDEMNIFICATION

      10.1. Warranties By Ross. Ross represents and warrants that it has the unrestricted right to disclose, use, and grant and assign (without liability to others) all the subject matter, including ideas, concepts, techniques, inventions, creations, works, processes, designs and methods, other than the Sun Technology and the Fujitsu Technology and any patent rights of third parties, that Ross will disclose or use in its performance of the Services or that Ross will grant and assign under this Agreement. Ross represents and warrants that the Pre-Viper Design Methodology and the other Pre-Viper Technology is not necessary for the exercise by Fujitsu of its rights hereunder. Ross further represents and warrants that: (a) Ross has full power and authority to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to Fujitsu hereunder; (b) this Agreement has been duly executed and delivered by Ross and constitutes a legally valid and binding obligation of Ross, enforceable against Ross in accordance with its terms; (c) the execution and delivery by Ross of, and the performance by Ross of its obligations under, this Agreement do not and will not (i) conflict with or contravene the certificate of incorporation or bylaws of Ross or (ii) result in a breach of or constitute a default under any agreement, instrument or order to which Ross or any of its assets is subject; (d) the Deliverables and Product (including any prototypes, work in progress, documentation or other materials related thereto) do not and will not infringe any Intellectual Property Rights of others other than patent rights and, to Ross' knowledge, do not infringe any patent rights of others; and (e) Ross has not previously granted and will not grant to any third party any rights in the Deliverables or Product that are inconsistent with the rights granted to Fujitsu hereunder.

      The Viper Design Methodology is provided to Fujitsu hereunder by Ross "AS IS" without representation or warranty of any kind by Ross.

      10.2. Warranties By Fujitsu. Fujitsu represents and warrants that it has the unrestricted right to disclose, use, and grant and assign to Ross (without liability to others) the Fujitsu Technology (including without limitation any Intellectual Property Rights of HaL included therein) and the right to sublicense to Ross the Sun Technology in accordance with the terms of the Sublicense Agreement. Fujitsu represents and warrants that: (a) Fujitsu has full power and authority to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to Ross hereunder; (b) this Agreement has been duly executed and delivered by Fujitsu and constitutes a legally valid and binding obligation of Fujitsu, enforceable against Fujitsu in accordance with its terms; (c) the execution and delivery by Fujitsu of, and the performance by Fujitsu of its obligations under this Agreement do not and will not (i) conflict with or contravene the certificate of incorporation or bylaws of Fujitsu or (ii) result in a breach of or constitute a default under any agreement, instrument or order to which Fujitsu or any of its assets is subject; and (d) Fujitsu has not previously granted and will not grant to any third party any rights in the Fujitsu Technology or the Sun Technology that are inconsistent with the rights granted to Ross hereunder.

      The Fujitsu V9 and UPA-1 Test Suites are provided to Ross hereunder by Fujitsu "AS IS" without representation or warranty of any kind by Fujitsu.

      10.3.  Indemnity and Duty to Correct.

            (a) Indemnity by Ross. Ross will indemnify, hold harmless and, at Fujitsu's request, defend Fujitsu, and any divisions, Subsidiaries, Affiliates, directors, officers, employees, agents, distributors, customers, assignees and licensees of Fujitsu, from and against any claim, action or suit brought by a third party unrelated to Fujitsu to the extent that the same is based on (i) a claim that the Services, the Product (including any prototypes, work in progress, documentation or other materials related thereto) or any Deliverable infringes or misappropriates any Intellectual Property Right of a third party, or (ii) any breach or alleged breach by Ross of any representation, warranty or covenant made, or obligation assumed, by Ross pursuant to this Agreement, including, but not limited to, all liabilities, costs, judgments, expenses and reasonable fees of attorneys and other professionals that are attributable to such claim, action or suit. Fees of attorneys and other professionals and related costs will be payable when and as incurred. Fujitsu will give Ross reasonably prompt notice in writing of any such claim, action or suit. Each Party will provide the other with reasonable cooperation and information to assist in defense of the claim, action or suit. If Fujitsu elects to have Ross defend such claim, action or suit, Fujitsu nonetheless will have the right, at Fujitsu's expense, to appoint separate counsel to participate in such claim, action or suit. If Fujitsu elects to defend itself, Ross will nonetheless have the right, at Ross' own expense, to appoint separate counsel to participate in any such claim, action or suit. Ross will not enter into any settlement of any claim, action or suit described in this Section 10.3(a) without the prior written consent of Fujitsu, which consent will not be unreasonably withheld.

      (b) Indemnity by Fujitsu. Fujitsu will indemnify, hold harmless and, at Ross' request, defend Ross, and any Subsidiaries, Affiliates, directors, officers, employees, agents, distributors, customers, assignees and licensees of Ross, from and against any claim, action or suit brought by a third party unrelated to Ross to the extent that the same is based on any breach or alleged breach by Fujitsu of any representation, warranty or covenant made, or obligation assumed, by Fujitsu pursuant to this Agreement, including, but not limited to, all liabilities, costs, judgments, expenses and reasonable fees of attorneys and other professionals that are attributable to such claim, action or suit. Fees of attorneys and other professionals and related costs will be payable when and as incurred. Ross will give Fujitsu reasonably prompt notice in writing of any such claim, action or suit. Each Party will provide the other with reasonable cooperation and information to assist in defense of the claim, action or suit.

If Ross elects to have Fujitsu defend such claim, action or suit, Ross nonetheless will have the right, at Ross' expense, to appoint separate counsel to participate in such claim, action or suit. If Ross elects to defend itself, Fujitsu will nonetheless have the right, at Fujitsu's own expense, to appoint separate counsel to participate in any such claim, action or suit. Fujitsu will not enter into any settlement of any claim, action or suit described in this
Section 10.3(b) without the prior written consent of Ross, which consent will not be unreasonably withheld.

            (c) Duty to Correct. If, during the ten year period beginning on the Effective Date, the Product becomes the subject of a claim, action or suit described in Section 10.3(a), at Fujitsu's request Ross, at Ross' expense and election, will either: (i) procure for Fujitsu the past and future right to make, use, sell, reproduce, modify, prepare Derivative Products thereof, and distribute Products and Derivative Products thereof, with rights to authorize others to do the same to the extent otherwise permitted by Section 8; (ii) replace or modify the Product with another product that is noninfringing, without loss of functionality, performance, quality and interoperability as the infringing Product; or (iii) if such past and future rights cannot be procured or the Product cannot be replaced or modified at reasonable expense, reimburse Fujitsu for the total amount paid by Fujitsu under this Agreement. The obligations of this Section 10.3(c) are in addition to the warranty and other rights that may otherwise be available to Fujitsu under this Agreement or under applicable law.

      10.4. Limitation of Liability. EXCEPT AS PROVIDED IN THIS SECTION 10 OR OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY IS MAKING (OR WILL BE DEEMED TO MAKE) ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFIT OR LOSS OF USE, WITH RESPECT TO ANY CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT UNLESS OTHERWISE SPECIFICALLY AND EXPLICITLY PROVIDED HEREIN, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY'S AGGREGATE CUMULATIVE LIABILITY FOR CLAIMS OF THE OTHER PARTY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (OTHER THAN ANY CLAIMS PURSUANT TO SECTION 10.3 WHICH SHALL NOT BE SO LIMITED) EXCEED, IN THE CASE OF ANY LIABILITY OF ROSS, THE AGGREGATE AMOUNT PAID UNDER THIS AGREEMENT BY FUJITSU OR, IN THE CASE OF ANY LIABILITY OF FUJITSU, THE AGGREGATE COSTS INCURRED BY ROSS IN DEVELOPING THE PRODUCTS AND DELIVERABLES HEREUNDER (OTHER THAN ANY PORTION OF SUCH AMOUNTS PROVIDED BY FUJITSU). THIS LIMITATION OF LIABILITY SHALL APPLY TO ANY CLAIM OR CAUSE OF ACTION, WHETHER IN CONTRACT OR TORT, UNDER ANY THEORY.

11.   CONFIDENTIALITY

      11.1. Use Restrictions. Each Party will protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that such Party uses to protect its own like information. Neither Party will use the other's Confidential Information or disclose to third parties the other's Confidential Information, except as and to the extent reasonably necessary in connection with the licenses and sublicenses permitted by this Agreement or the exercise of other rights contemplated by this Agreement, and where appropriate subject to similar confidentiality restrictions, or to the extent specified in the prior written consent of the other Party, or necessary to comply with applicable law or the valid order of a court of competent jurisdiction, provided that such Party will promptly inform the other Party of such obligation to disclose and cooperate with the other Party in minimizing the disclosure, including seeking a protective order, necessary to exercise or enforce its rights pursuant to this Agreement, or specified in Section 11.2. Fujitsu agrees not to disclose the Viper Detailed Schedule, dated May 12, 1997, and any updates thereto (collectively, the "Detailed Schedules") other than on a need-to-know basis within Fujitsu and HaL, provided that neither this limitation nor any other part of this Section 11 shall limit Fujitsu's right to obtain Confidential Information from Ross.

      11.2. Limited Disclosure. Notwithstanding the terms of Section 11.1, Ross hereby consents to Fujitsu's disclosure of Ross Confidential Information (other than the Detailed Schedules which shall be provided only on a need-to-know basis) to HaL while HaL is a Subsidiary of Fujitsu and to the extent necessary to carry out Fujitsu's obligations hereunder or to facilitate the participation of HaL engineers in performance of the Services pursuant to Section 3.3. Each Party consents to the disclosure by the other Party of the terms, conditions or text of this Agreement to the extent required by law, the regulations of any governmental agency or the order of any court or governmental agency. In addition, the Parties anticipate that Ross may issue a press release describing its agreement to provide the Services. Fujitsu will have the right to pre-approve in writing any such press release or other communications with third parties relating to the Services or Product, which approval will not be unreasonably withheld. Also, without the consent of the other Party each Party shall have the right to disclose, to the extent reasonably requested by a potential customer, summaries and data sheets based upon or derived from the Specifications ("Customer Materials"), to such potential customer under usual and customary non-disclosure arrangements. In the event that either Party discloses Customer Materials, it shall indemnify the other Party against any claims brought by a recipient of Customer Materials and such indemnification shall not be limited by the provisions of Section 10.4.

12.   TERM

      This Agreement will commence on the Effective Date and will continue until the earlier of (a) completion of all Services and support by Ross as specified in this Agreement, or (b) termination as provided in this Agreement, subject in each instance to the survival of certain provisions in accordance with Section 13.3.

13.   TERMINATION

      13.1. Termination by Either Party. Either Party will have the right to terminate this Agreement immediately upon written notice at any time if:

            (a) The other Party (i) is in breach of any material warranty, term, condition or covenant of this Agreement, or (ii) commits any other breach of this Agreement that individually or in the aggregate could have a material adverse effect on the other Party's rights hereunder, in each instance other than those contained in Section 11 and other than delivery, acceptance or rejection of the Product or any Deliverable, which shall be exclusively governed by the provisions of Sections 6 and 13.2, and in either case fails to cure the breach within thirty (30) days after written notice of the breach or such longer period as may be provided under this Agreement or agreed in writing by the Parties;

            (b) The other Party is in material breach of any warranty, term, condition or covenant of Section 11; or

            (c) The other Party (i) undergoes a material adverse change in its financial condition after the date of execution of this Agreement; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iii) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or (iv) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors that is not dismissed within sixty (60) days after the institution thereof.

      13.2. Termination by Fujitsu. In addition, Fujitsu may terminate this Agreement as and to the extent specifically provided in Section 6. Any such termination shall become effective upon ten (10) days' prior written notice from Fujitsu to Ross.

      13.3. Effect of Termination. Upon the expiration or earlier termination of this Agreement, Ross immediately will deliver to Fujitsu the original or a copy of all work in progress with respect to the Services, Deliverables and Product, including all versions and components thereof, and either Party at the request of the other Party will confirm in writing and provide appropriate assignments, instruments and other documents in accordance with Section 8.1 and the Parties' joint ownership rights in the New Technology and the Non-Licensable Viper Design Methodology and Fujitsu's rights in the Existing Viper Technology. Also upon expiration or earlier termination of this Agreement, each Party will be released from all obligations and liabilities to the other occurring or arising after the date of such expiration or earlier termination, except that the provisions of Sections 1 and 9 through 14 will survive expiration or earlier termination. Subject to Section 13.4, the provisions of Section 8 will also survive expiration or earlier termination except that, in the event of termination, the restrictions set forth in Section 8.1(a)(iii) shall not apply to the Party with the right to terminate the Agreement pursuant to Section 13.1 or Section 13.2 (meaning that such Party shall not be obligated to make any payment to the other Party for any license of the New Technology). Expiration or earlier termination will not relieve Ross or Fujitsu from any liability arising from any breach of this Agreement. Neither Party will be liable to the other for damages of any kind solely as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement by a Party will be without prejudice to any other right or remedy of such Party under this Agreement or applicable law.

         13.4. Option to Complete; Termination of Sales Restrictions. Without limitation of the generality of the rights set forth in Section 8,

            (a) in the event of any termination of this Agreement by either Party pursuant to Section 13.1 or Section 13.2 prior to completion of all Services, either Party will have the option to complete, or to engage any third party to complete, development of the Product and either Party shall have the right to grant such third party a license in, in the case of Fujitsu, the Existing Viper Technology and the New Technology and, in the case of Ross, the Fujitsu Technology and the New Technology to develop the Product for such Party without the consent of, or any payment to, the other Party notwithstanding the restrictions set forth in Section 8.1; and

            (b) the limitations set forth in Section 8.3 shall be terminated in the event of termination of this Agreement by either Party pursuant to Section
13.1 or Section 13.2 (i) prior to Tapeout, or (ii) following Tapeout but prior to completion of all services if (A) Ross ceases business operations and such cessation continues for a period of three months or more or (B) Ross otherwise fails to complete development of the Product within three months following the date on which Fujitsu has completed development of the Product.

      13.5.  Payments by Fujitsu.

            (a) In the case of termination for cause by Fujitsu other than for late delivery of any Deliverable, upon delivery by Ross of the work in progress described in Section 13.3, Fujitsu will pay to Ross a pro rata portion of the next scheduled milestone payment. Such pro rata amount shall be calculated by multiplying such scheduled payment by a fraction (i) the numerator of which is the number of days elapsed since the last milestone payment and (ii) the denominator of which is the number of days from the last milestone payment until the next scheduled milestone payment.

            (b) In the case of termination for cause by Fujitsu for late delivery of any Deliverable, upon delivery by Ross of the work in progress described in Section 13.3, Fujitsu will pay to Ross 50% of the next scheduled milestone payment.

            (c) Other than as set forth in the subsection (a) or (b), Fujitsu's sole monetary obligation after termination will be to pay Ross the fee set forth in Exhibit A for all milestones fully completed by Ross and Deliverables accepted by Fujitsu pursuant to the terms of this Agreement.

14.   GENERAL

      14.1.  No Other Obligations. Without limitation of the generality of
Section 9, implied or otherwise, neither Party has any obligation or duty to the other Party with respect to the matters described herein, or relating to the subject matter hereof except as expressly set forth in this Agreement. Without limitation of the generality of the foregoing, subject to Section 8.3 and the other provisions of this Agreement, either Party may market, or not market at all, the Product and its Derivative Products, or any components thereof, in any manner that such Party chooses.

      14.2. Relationship of Parties. Ross is an independent contractor. Neither Party nor such Party's employees, consultants, contractors or other personnel are agents, employees or joint venturers of the other Party, nor do they have any authority to bind the other Party by contract or otherwise to any obligation. They will not represent to the contrary, either expressly, implicitly, by appearance or otherwise. Ross will determine, in Ross' sole discretion, the manner and means by which the Services are accomplished, subject to the express condition that Ross will at all times comply with applicable law and the terms of this Agreement.

      14.3. Export Control. Notwithstanding any other provision of this Agreement to the contrary, each of the Parties agrees that no products, items, commodities or technical data or information obtained from a Party nor any direct product of such technical data or information is intended to or shall be exported or reexported, directly or indirectly, to any destination restricted or prohibited by applicable law without necessary authorization by the relevant governmental authority, including (without limitation) the Japanese Ministry of International Trade and Industry, the United States Bureau of Export Administration (the "BEA") or other governmental authorities of the United States with jurisdiction with respect to export matters.

      14.4. Taxes and Benefits. It is Ross' obligation to report as income and pay all taxes with respect to all compensation received by Ross pursuant to this Agreement and pay all taxes due on such compensation. Ross will indemnify Fujitsu against and hold it harmless from any obligation imposed on Fujitsu to pay any sales or use taxes, withholding taxes, social security, unemployment insurance, workers' compensation insurance, disability insurance or similar items, including interest and penalties thereon, in connection with any payments made to Ross by Fujitsu pursuant to this Agreement.

      14.5. Assignment. The rights and liabilities of the Parties hereto will bind and inure to the benefit of their respective assignees and successors, provided that neither Party may assign or delegate its obligations under this Agreement either in whole or in part, whether voluntarily, by operation of law or otherwise except as otherwise agreed in writing by the other Party. Any attempted assignment in violation of the provisions of this Section 14.5 will be void.

      14.6. Equitable Relief. Because in connection with the performance of this Agreement, each Party will have access to and become acquainted with confidential and proprietary information of the other Party, the unauthorized use or disclosure of which would cause irreparable harm and significant injury which would be difficult to ascertain and which would not be compensable by damages alone, each Party hereby agrees that the other Party will have the right, pending resolution of a dispute in accordance with Section 14.9 or to the extent necessary to enforce an equitable remedy awarded by an arbitrator in accordance with Section 14.9, to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that such Party may have for breach of this Agreement.

      14.7. Bankruptcy Provisions. All licenses and other rights granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the licensee or holder of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against one Party under the U.S. Bankruptcy Code, the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) all embodiments of such intellectual property, and the same, if not already in its possession, shall be promptly delivered to the other Party upon such Party's written request, provided that such intellectual property shall be used by the receiving Party only for the purposes otherwise contemplated by this Agreement and provided further that this sentence shall not apply to any intellectual property of any third party which is the subject of a sublicense granted hereunder.

      14.8. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

      14.9. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the subject matter hereof, or the interpretation, enforceability, validity, performance, breach or termination hereof or thereof, including, without limitation, this arbitration clause, shall be solely and finally settled by arbitration in Los Angeles, California in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA Rules"), as modified by the provisions of this Section 14.9. To the maximum extent permitted by applicable law, each Party waives any rights to bring any such dispute, controversy or claim in any other forum or proceeding, including, without limitation, the International Trade Commission of the United States or any other administrative or judicial forum. The arbitration shall be conducted in accordance with the AAA Rules by three arbitrators selected by the Parties. If the Parties are unable to agree upon the arbitrators within thirty (30) days, the arbitrators shall be selected in accordance with the AAA Rules, and each of the arbitrators selected shall have at least five (5) years' experience in the field that is the principal subject matter of the dispute. After soliciting the views of the Parties, the arbitrators shall order such discovery as they may deem reasonable for a full and fair understanding of the facts and issues raised in the arbitration. The arbitration, including the proceedings, pleadings and evidence in connection therewith, shall be maintained as confidential. An award rendered in connection with the arbitration shall be final and binding on the Parties, and any judgment upon such an award may be entered in any court of competent jurisdiction. The award shall be in writing and shall provide written reasons in detail for the award unless the Parties agree otherwise. The award shall also provide for the fees and expenses of the arbitrators and for the reasonable attorneys' fees and expenses of the prevailing Party, as determined by the arbitrators, all to be borne by the non-prevailing Party.

      14.10. Severability. If any provision of this Agreement, or portion thereof, shall be held to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

      14.11. Notices. All notices required or permitted under this Agreement will be in writing, will reference this Agreement and will be deemed given:
(a) when delivered personally; (b) when sent by confirmed facsimile; (c) ten
(10) days after having been sent by registered or certified air mail, return receipt requested, postage prepaid; or (d) the third business day after deposit with a commercial overnight carrier specifying next-day delivery, with written verification of receipt. All communications will be sent to the address set forth below (or to such other address as may be designated by a Party by giving written notice to the other Party pursuant to this Section 14.11):

                  Fujitsu:

                  Fujitsu Limited
                  1-1 Kamikodanaka 4-chome, Nakahara-ku,
                  Kawasaki-shi, Kanagawa-ken, 211-88
                  Japan
                  Facsimile:  81-44-754-3886
                  Attention:  General Manager, Processor
                  Development Division,
                  Technology Group

                  Ross:

                  Ross Technology, Inc.
                  5316 Highway 290W, Suite 500
                  Austin, Texas 78735-8930
                  U.S.A.
                  Facsimile: 1-512-892-3402
                  Attention:  President

      14.12. No Waiver. No obligation of a Party hereunder shall be deemed waived unless the other Party has expressly agreed in writing to a waiver of such obligation. The failure of a Party to enforce a provision of this Agreement shall not be deemed a waiver thereof. Waiver by a Party of any provision will not be deemed a waiver of future enforcement of that or any other provision.

      14.13. No Rights in Third Parties. This Agreement is made for the benefit of Fujitsu and Ross and not for the benefit of any third parties.

      14.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

      14.15. Headings and References. The headings and captions used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

      14.16. Construction. This Agreement has been negotiated by the Parties and their respective counsel. This Agreement will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

      14.17. Complete Agreement. This Agreement, including all schedules, attachments and exhibits (each of which is hereby incorporated as though set forth in full herein), constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings, agreements, representations or warranties, written or oral, regarding such subject matter, provided that the Mutual Non-Disclosure Agreement, dated as of September 9, 1996, among Ross, HaL and Fujitsu (the "NDA") shall remain in effect except in the event of any inconsistency or conflict with the terms hereof in which case the terms hereof shall prevail. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of the Party against which enforcement is sought.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives:

FUJITSU LIMITED                            ROSS TECHNOLOGY, INC.


By: /s/ Illegible                           By: Jack W. Simpson, Sr.
   -----------------------------               ---------------------------------
   Name:                                       Name:  Jack W. Simpson Sr.
   Title:                                      Title: President and CEO

EXHIBIT A

                                    SCHEDULE


                                       **

EXHIBIT B


                                       **

EXHIBIT C

       **

EXHIBIT D-1

                      LICENSABLE VIPER DESIGN METHODOLOGY

1.     LAYOUT LIBRARIES AND LAYOUT TOOLS

   -   Cadence layout technology file and environment files
   -   GDT Led technology file
   -   Standard Cell library layout (Cadence layout database)
   -   GDT [-] Cadence layout conversion scripts
   -   Floorplanning scripts, Cadence Skill generators, and documentation
   -   Scripts and documentation to setup and run Avanti Place & Route
   -   Cadence P/N transistor and inv/nand2/nor2 Skill layout generators
   -   ISS layout parasitic extraction deck and libraries

2.     LAYOUT VERIFICATION LIBRARIES AND LAYOUT VERIFICATION TOOLS

   -   Cadence DRACULA DRC/LVS decks, scripts, and documentation
   -   ISS DRC/LVS decks, scripts, and documentation
   -   Cadence Diva DRC/LVS decks

3.     FUNCTIONAL VERIFICATION LIBRARIES AND FUNCTIONAL VERIFICATION TOOLS

   -   Assemblers/disassemblers
   -   Verilog standard cell gate simulation library
   -   Cadence Verilog schematic netlister
   - Borg Verilog database and simulation manager environment, scripts, and documentation
   - Verilog code, scripts, and documentation for test benches, transaction generators, and signal monitors

4.     TIMING ANALYSIS LIBRARIES

   -   Pearl timing libraries
   -   Synopsis synthesis/timing libraries

EXHIBIT D-2

                    NON-LICENSABLE VIPER DESIGN METHODOLOGY

1.     CIRCUIT DESIGN LIBRARIES

   -   Cadence transistor/gate schematic primitives library and documentation
   -   Cadence HSPICE netlister and documentation
   -   HSPICE transistor/resistor simulation and optimization libraries

2.     FUNCTIONAL VERIFICATION TOOLS

   -   "George" random test generation programs and documentation
   -   Directed test generation tools and documentation

EXHIBIT E

                           EXISTING VIPER TECHNOLOGY



                                       **